EXHIBIT 10.2

AMENDMENT NO. 13
TO
NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 13 TO NOTE PURCHASE AGREEMENT (this “Amendment”) dated as of May 8, 2020, is entered into among Navistar Financial Securities Corporation, as Transferor (the “Seller”), Navistar Financial Corporation (“NFC”), as the Servicer (in such capacity, the “Servicer”), New York Life Insurance Company (“NY Life”), as a Managing Agent and as a Committed Purchaser, New York Life Insurance and Annuity Corporation (“NYLIAC”), as a Managing Agent and as a Committed Purchaser, and Bank of America, National Association (“Bank of America”; together with NY Life and NYLIAC, the “Purchaser Parties”), as Administrative Agent (in such capacity, the “Administrative Agent”), as a Managing Agent and as a Committed Purchaser. Capitalized terms used herein without definition shall have the meanings set forth or incorporated by reference in the Agreement, the Indenture or the Indenture Supplement, as applicable.

R E C I T A L S
A.    The parties hereto are parties to that certain Note Purchase Agreement dated as of August 29, 2012 (as amended by Amendment No. 1 to Note Purchase Agreement dated as of March 18, 2013, Amendment No. 2 to Note Purchase Agreement dated as of September 13, 2013, Amendment No. 3 to Note Purchase Agreement dated as of March 12, 2014, Amendment No. 4 to Note Purchase Agreement dated as of January 26, 2015, Amendment No. 5 to Note Purchase Agreement dated as of October 30, 2015, Amendment No. 6 to Note Purchase Agreement dated as of February 24, 2016, Amendment No. 7 to Note Purchase Agreement dated as of May 27, 2016, Amendment No. 8 to Note Purchase Agreement dated as of November 18, 2016, Amendment No. 9 to Note Purchase Agreement dated as of May 31, 2017, Amendment No. 10 to Note Purchase Agreement dated as of December 21, 2017, Amendment No. 11 to Note Purchase Agreement dated as of November 28, 2018, and Amendment No. 12 to Note Purchase Agreement dated as of April 12, 2019, the “Agreement”).
B.    Pursuant to Section 11.01 of the Agreement, the parties to the Agreement desire to extend the Scheduled Purchase Expiration Date and to further amend the Agreement as set forth in this Amendment.
C.    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Amendments to Agreement.
a.The following new defined terms and definitions thereof are hereby added to Section 1.01 of the Agreement in appropriate alphabetical order:
“Adjustment” has the meaning set forth in Section 2.06(d).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto for the purpose of recommending a benchmark rate to replace LIBOR in agreements similar to this Agreement.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as reasonably determined by the Administrative Agent and the Transferor) as long as any Fixed Period set forth in the clause (b)(ii) of the definition of “Fixed Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.
“SOFR-Based Rate” means SOFR or Term SOFR.
b.The proviso at the end of the definition of “LIBOR” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:
“; provided that in the event the rate determined in accordance with clause (A) or (B) above is below 0.75%, such rate will be deemed to be 0.75%.”
c.The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Bank of America Alternate Rate, Corporate Base Rate, Eurodollar Rate, Eurodollar Reserve Percentage, Fixed Period, NYLIAC Alternate Rate, NY Life Alternate Rate, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the reasonable judgment of the Administrative Agent and the Transferor, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent and the Transferor determine is reasonably necessary).
d.The definition of “Scheduled Purchase Expiration Date” in Section 1.01 of the Agreement is hereby amended to replace the date “May 20, 2020” set forth therein with the date “May 7, 2021”.
e.Section 2.06(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Administrative Agent reasonably determines or the Transferor or any Managing Agent notifies the Administrative Agent (with, in the case of such notice by such Managing Agent, a copy to the Transferor) that the Transferor or such Managing Agent (as applicable) has reasonably determined, that:
(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Fixed Period and such circumstances are unlikely to be temporary; or
(ii)the administrator of LIBOR, or another authorized party on behalf of such administrator, or a Governmental Authority having jurisdiction over such administrator or the Administrative Agent has made a public statement or publication of information identifying a specific date after which LIBOR shall no longer be made available, or used for determining the interest rate of loans, permanently or indefinitely, provided that, at the time of such statement, there is no successor administrator that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or
(iii)U.S. dollar denominated syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Transferor may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then-prevailing market convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-prevailing market convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and, notwithstanding any other provision of this Agreement to the contrary, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have delivered such proposed amendment to all Managing Agents unless, prior to such time, any Managing Agent has delivered to the Administrative Agent written notice that such Managing Agent (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), objects to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), objects to such amendment; provided that for the avoidance of doubt, in the case of clause (A), no Managing Agent shall be entitled to object to any SOFR-Based Rate contained in any such amendment.
If no LIBOR Successor Rate has been approved as described above and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Transferor and each Managing Agent. Thereafter, prior to the occurrence of an Early Redemption Event, unless and until a LIBOR Successor Rate has been approved by the parties to this Agreement, the Bank of America Alternate Rate, the NYLIAC Alternate Rate and the NY Life Alternate Rate, as applicable, for any Fixed Period for any Funding Tranche funded by the applicable Purchaser Group shall be the applicable Corporate Base Rate determined pursuant to clause (a) or (b) of the definition of Corporate Base Rate.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.75% for purposes of this Agreement.
In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent, with the written consent of the Transferor (such consent not to be unreasonably withheld, delayed or conditioned), will have the right to make LIBOR Successor Rate Conforming Changes from time to time, and absent manifest error, and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.”
2.Representations and Warranties. The Seller hereby represents and warrants to each of the Purchaser Parties that after giving effect to this Amendment, no potential Early Redemption Event or Early Redemption Event has occurred and is now continuing, and NFC hereby represents and warrants to each of the Purchaser Parties that, after giving effect to this Amendment, no potential Early Redemption Event, Early Redemption Event or Servicer Termination Event has occurred and is now continuing.

3.Effect of Amendment. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller’s securitization program shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

4.Conditions Precedent. The effectiveness of this Amendment is subject to (i) receipt (whether by e-mail, facsimile or otherwise) by the Administrative Agent and each Managing Agent of counterparts of (a) this Amendment executed by each of the other parties hereto and (b) the Seventh Amended and Restated Fee Letter, dated the date hereof (the “Seventh A&R Fee Letter”), executed by each of the other parties thereto and (ii) receipt by each of Bank of America, NY Life and NYLIAC of the applicable amendment fee pursuant to and in accordance with the Seventh A&R Fee Letter.

5.Counterparts. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper counterpart which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

7.Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures commence on the following page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION,
as the Seller

By:	/s/ Michael Wuss
Name: Title:	Michael Wuss Assistant Treasurer

NAVISTAR FINANCIAL CORPORATION,
as the Servicer

By:	/s/ Michael Wuss
Name: Title:	Michael Wuss Assistant Treasurer

[signatures continue on the following page]

BANK OF AMERICA, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ Lauren Burke Kohr
Name: Title:	Lauren Burke Kohr Managing Director

BANK OF AMERICA, NATIONAL ASSOCIATION,
as the Managing Agent
for the Bank of America Purchaser Group

By:	/s/ Lauren Burke Kohr
Name: Title:	Lauren Burke Kohr Managing Director

BANK OF AMERICA, NATIONAL ASSOCIATION,
as the Committed Purchaser
for the Bank of America Purchaser Group

By:	/s/ Lauren Burke Kohr
Name: Title:	Lauren Burke Kohr Managing Director

[signatures continue on the following page]

NEW YORK LIFE INSURANCE COMPANY,
as the Managing Agent
for the NY Life Purchaser Group

By:	/s/ Scott Seewald
Name: Title:	Scott R. Seewald Vice President

NEW YORK LIFE INSURANCE COMPANY,
as the Committed Purchaser
for the NY Life Purchaser Group

By:	/s/ Scott Seewald
Name: Title:	Scott R. Seewald Vice President

[signatures continue on the following page]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,
as the Managing Agent
for the NYLIAC Purchaser Group

By: NYL INVESTORS LLC, its Investment Manager

By:	/s/ Scott Seewald
Name: Title:	Scott R. Seewald Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,
as the Committed Purchaser
for the NYLIAC Purchaser Group

By: NYL INVESTORS LLC, its Investment Manager

By:	/s/ Scott Seewald
Name: Title:	Scott R. Seewald Managing Director